Exhibit 99.1

CONTACT:                           Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS ANNOUNCES THIRD QUARTER 2007 SALES RESULTS

-Company Reconfirms Previously Announced Outlook for Fall Season

Hingham, MA, November 8, 2007 – The Talbots, Inc. (NYSE: TLB) today announced total Company sales for the thirteen weeks ended November 3, 2007 of $556 million, versus last year’s reported sales of $569 million.  By brand, retail store sales were $366 million for Talbots compared to $383 million last year, and $81 million for J. Jill compared to $77 million last year.

Consolidated comparable store sales declined 7.9% for the thirteen-week period, in line with the Company’s previously revised expectations. This performance reflects greatly improved comparable store sales trends in the month of October for both brands, as compared to August/September. Comparable store sales for Talbots brand decreased 8.2% for the thirteen-week period, and for the J. Jill brand comparable store sales decreased 6.5%.

Consolidated direct marketing sales for the thirteen-week period were $109 million, including catalog and Internet, compared to $109 million last year.

Total Company year-to-date sales for the thirty-nine weeks ended November 3, 2007 were $1,702 million compared to $1,593 million reported for the thirty-nine weeks ended October 28, 2006.  Retail store sales by brand were $1,146 million for Talbots and $242 million for J.Jill.

Consolidated comparable store sales declined 5.4% for the thirty-nine week period.  By brand, comparable store sales for Talbots decreased 5.6% and J. Jill’s comparable store sales declined 4.0%.

Consolidated direct marketing sales for the thirty-nine week period, including catalog and Internet, were $314 million.

Fall Season Outlook Reconfirmed

The Company reconfirmed its previously announced outlook for a fall season loss for the six-month period ending February 2, 2008 to be in the range of ($0.25) to ($0.35) per share, which includes approximately $0.16 of one-time expense related to executive compensation and professional consulting fees. This guidance assumes a consolidated third quarter loss per share in the range of ($0.20) to ($0.25), which includes approximately $0.07 per share of one-time expense related to executive compensation and professional consulting fees and a fourth quarter loss per share in the range of ($0.05) to ($0.10), including $0.09 per share of one-time expense related to executive compensation and professional consulting fees.

The Company plans to release its third quarter 2007 operating results on Tuesday, November 27, 2007 and will provide additional details at that time.

The Talbots, Inc. is a leading international specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. The Company currently operates a total of 1,418 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,153 stores under the Talbots brand name and 265 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "outlook," "will," "would," "target," "would yield," or similar statements or variations of such terms. All of the "outlook" information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning integration costs, purchase-related accounting adjustments, acquisition synergies and, for each of our brands, store traffic, levels of store sales including meeting our internal plan and budget for regular-price selling and markdown selling for the indicated forward periods, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any "outlook" information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including whether our recently announced strategic review of our operations and any significant changes which may result from or in connection with such process will favorably impact our productivity and profitability in the short-term or long-term and the timing of any such matters, acceptance of the Company's fashions including its seasonal fashions, effectiveness of the Company's brand awareness and marketing programs and new promotional cadence strategy, and any different or any increased negative trends in its regular-price or markdown selling, retail economic conditions including consumer spending trends, the current housing issues and uncertainty in the financial and credit markets, success of our expected marketing events in driving store traffic and store and direct marketing sales, success of our catalogs in driving both our direct marketing sales and in driving store traffic, the Company's ability to anticipate and successfully respond to constantly changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company's ability to sell its merchandise at regular prices as well as its ability to successfully execute its sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, our ability to accurately estimate and forecast future full-price and markdown selling for each of our brands, the success of our current executive-level searches, the risk that the J. Jill business will not be successfully integrated, the risk that the J. Jill merchandise changes will not be well accepted, the risk that the cost savings, operational efficiencies, and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk associated with integrating and operating profitably and successfully as a multi-brand chain for the first time, the risk that the acquisition will disrupt Talbots or J. Jill's core business, the reaction of Talbots and J. Jill customers and suppliers to the changes being made within the organization, effectiveness and profitability of new concepts, and the risks associated with CEO succession. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under "Investor Relations" and you are urged to carefully consider all such factors.

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